Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of NLS Pharmaceutics Ltd. of our report dated May 15, 2024, except for the effects of the reverse share split discussed in Note 2 to the consolidated financial statements, as to which the date is May 16, 2025, relating to the financial statements, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers AG

Zurich, Switzerland

September 3, 2025